UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 14, 2007

Sontra Medical Corporation
(Exact name of registrant as specified in its charter)

Minnesota	000-23017	41-1649949
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

10 Forge Parkway		02038
Franklin, Massachusetts		(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (508) 553-8850
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     Agreement and Plan of Merger and Reorganization
     On September 14, 2007, Sontra Medical Corporation (the “Company”), a Minnesota corporation, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement) with Durham Pharmaceuticals Ltd. (d/b/a Echo Therapeutics, Inc.) (“Echo”), a North Carolina corporation, and Durham Pharmaceuticals Acquisition Co. (“Acquisition Co.”), a Delaware corporation and wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, Echo merged with and into Acquisition Co., with the surviving wholly-owned subsidiary of the Company being named “Echo Therapeutics, Inc.”
     Each outstanding share of Echo common stock was canceled, extinguished and converted automatically into the right to receive 0.4356 shares of Company common stock. The Company issued an aggregate 6,250,000 shares of its common stock to the former Echo shareholders in connection with the Merger Agreement.
     The Merger Agreement contains customary representations, warranties and covenants on behalf of the Company, Echo and Acquisition Co. The Merger Agreement and the transactions contemplated by the Merger Agreement have been approved unanimously by the board of directors of the Company and the board of directors and shareholders of Echo.
     The Company was advised by Burnham Hill Partners, a division of Pali Capital, Inc., in connection with the transactions contemplated by the Merger Agreement. For its advisory services, the Company has agreed to issue Burnham Hill Partners warrants to purchase 425,000 shares of Company common stock at a per share exercise price of $2.39, and, if the Company completes a subsequent equity or equity linked financing or a combination of equity financings resulting in gross proceeds to the Company totaling at least $2,500,000, inclusive of the initial principal amount of the Notes, as discussed below (the “Qualified Financing”), the Company has agreed to pay Burnham Hill Partners $150,000 in cash payable upon the closing of any such Qualified Financing. The warrants will also provide for a five-year term, weighted-average anti-dilution protection to the holders, allow for cashless exercise, will be non-redeemable and be subject to standard piggyback registration rights. The Company is under no obligation to engage in any future equity financing nor is it currently engaged in any general solicitation for additional capital. A managing director of Burnham Hill Partners may be deemed to beneficially own directly or indirectly 11.9% of the Company’s outstanding common stock.
     As a result of the transactions contemplated by the Merger Agreement, Cato Holding Company (d/b/a Cato BioVentures) (“Cato BioVentures”), a North Carolina corporation and a former shareholder of Echo, owns 3,855,225 shares of the Company’s common stock. Allen Cato, the Chief Executive Officer and a Principal of Cato BioVentures, received 113,389 shares of the Company’s common stock in connection with the Merger Agreement. Through his control of Cato BioVentures, together with the shares of the Company’s common stock that he holds individually, Allen Cato may be deemed to beneficially control 3,968,614 shares of the Company’s common stock, or 17.2% of the Company’s outstanding common stock.

     Lynda Sutton, President and a Principal of Cato BioVentures, and Shawn Singh, Chief Operating Officer and a Principal of Cato BioVentures, received 938,861 and 625,907 shares of the Company’s common stock, respectively. Shawn Singh, a director of the Company and the Company’s Interim President and former Chairman of the Board of Echo, will continue as Chief Operating Officer and a Principal of Cato BioVentures.
     The foregoing description of the Merger Agreement and the Company’s engagement letter with Burnham Hill Partners does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement and the Company’s engagement letter with Burnham Hill Partners, which are included as Exhibit 2.1 and Exhibit 10.8, respectively, to this current report and are incorporated herein by reference.
     Strategic Master Services Agreement
     In connection with the Merger Agreement, the Company entered into a Strategic Master Services Agreement with Cato Research Ltd. (“Cato Research”), a North Carolina corporation, dated as of September 14, 2007. Pursuant to the Strategic Master Services Agreement, Cato Research is to provide contract research and development services and regulatory advice (“CRO Services”) to the Company. CRO Services to be provided by Cato Research under the Strategic Master Services Agreement will be performed pursuant to executed work orders, which will include instructions and guidelines for specific services and compensation terms. The Strategic Master Services Agreement has an initial one year term and is automatically renewable for additional one year terms unless either party provides sixty (60) days’ notice prior to the expiration of any one year term.
     Cato Research is an affiliate of Cato BioVentures, a former shareholder of Echo and a shareholder of the Company as a result of the transactions contemplated by the Merger Agreement. For additional relationships between the parties, see “Merger Agreement” above.
     The foregoing description of the Strategic Master Services Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Strategic Master Services Agreement, which is included as Exhibit 10.1 to this current report and is incorporated herein by reference.
     Strategic Deferred Payment Agreement
     In connection with the Strategic Master Services Agreement, the Company entered into a Strategic Deferred Payment Agreement with Cato Research, dated as of September 14, 2007. Pursuant to this Strategic Deferred Payment Agreement, the Company is entitled to defer payment to Cato Research for the aggregate amount of certain critical path CRO Services provided under the Strategic Master Services Agreement for the earlier of six (6) months from the due date of each invoice relating to such CRO Services or the date of the Company’s closing at least $5,000,000 in equity financing following the date of the agreement. The CRO Services to be provided relate to five (5) core drug development programs and regulatory matters related to such development programs. This agreement may be extended for three (3) months by agreement of the parties.
     The foregoing description of the Strategic Deferred Payment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Strategic Deferred Payment Agreement, which is included as Exhibit 10.2 to this current report and is incorporated herein by reference.
     Asset Purchase Agreement
     On September 14, 2007, the Company entered into an Asset Purchase Agreement with DP Pharmaceuticals, LLC (“DPLLC”) a North Carolina limited liability company (the “Asset Purchase Agreement”), pursuant to which the Company purchased a package of proprietary drug development and regulatory information filed with the United States Food and Drug Administration known as Drug Master File Number 4670 (“DMF 4670”), a Type V Drug Master File (non-clinical), as well as certain related trademarks and trademark applications. DMF 4670 relates to toxicology studies for the development of a product known as Azone. The aggregate purchase price paid by the Company is $60,000. The Asset Purchase Agreement contains customary representations, warranties and covenants on behalf of the Company and DPLLC. DPLLC is an affiliate of Cato BioVentures, a former shareholder of Echo and shareholder of the Company as a result of the transactions contemplated by the Merger Agreement. For additional relationships between the parties, see “Agreement and Plan of Merger and Reorganization” above.
     The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Purchase Agreement, which is included as Exhibit 2.2 to this current report and is incorporated herein by reference.
     Senior Promissory Bridge Notes
     On September 14, 2007, the Company completed a financing in which it issued Senior Promissory Bridge Notes (the “Notes”) in the aggregate principal amount of $1.325 million to a select group of institutional and individual accredited investors. The Notes have a maturity date of September 15, 2008 and interest on the Notes accrues at a rate of 10% per annum. Interest is payable upon maturity. If the Company engages in a Qualified Financing, the Notes will be exchanged automatically into the equity securities issued in the Qualified Financing. The terms of the Notes reflect a 20% premium in the event of an exchange such that upon an automatic exchange of the Notes in any Qualified Financing, the holders of the Notes will be deemed to have tendered an amount equal to 120% of the outstanding principal and interest of the Notes in exchange for the equity securities issued to such holders in the Qualified Financing. The Company has agreed to pay Burnham Hill Partners a fee equal to 8% of the gross proceeds received by the Company in connection with the issuance of the Notes.
     If a Qualified Financing has not been completed on or before December 15, 2007, the Notes are convertible into shares of the Company’s common stock at a ratio determined by dividing the outstanding principal and interest of the Note by a price per share equal to the price per share of the Company’s most recent equity or equity-linked financing at the time of conversion. The Notes also contain a provision that allows a Note holder, in the event that a Qualified Financing does not occur, to exchange its Note for securities issued in any other subsequent equity or equity-linked financing. In the event of such an exchange, the holder of the Note shall be deemed to have exchanged 120% of the outstanding principal and interest of the Note as the purchase price for the equity securities.
     If a Qualified Financing is not completed on or before December 15, 2007, the holders of the Notes shall have a single demand registration right exercisable upon the approval of a majority of the holders of the outstanding principal and interest of the Notes. The Company is under no obligation to engage in the Qualified Financing or any other future equity financing and is not currently engaged in any general solicitation for additional capital.
     Events of default under the Notes include the Company’s failure to make payment of principal or interest for a period of three business days after such payment is due, the acceleration of more than $100,000 of any other of the Company’s indebtedness prior to maturity or payment date (where such payment has not been discharged or stayed within ten business days), a judgment or order against the Company for the payment of money in excess of $100,000, a bankruptcy of the Company (whether voluntary or involuntary) or general assignment for the benefit of its creditors.
     The terms of the Notes provide that the Notes rank senior to all issued and outstanding indebtedness and equity of the Company. Furthermore, the Company is restricted from issuing any new indebtedness while the Notes are outstanding.
     The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the complete text of the Notes, the form of which is included as Exhibit 10.3 to this current report and is incorporated herein by reference.
Side Letter with Cato BioVentures
     On September 14, 2007, the Company confirmed and accepted the terms of a Side Letter (the “Side Letter”) with Cato BioVentures. Pursuant to the terms of the Side Letter, Cato BioVentures has agreed to sell to select qualified purchasers, in one or more series of transactions, up to an aggregate of 907,112 of its shares of the Company’s common stock concurrently with the Company’s issuance and sale of shares of Company equity securities in one or more series of transactions, the primary purpose of which is to raise capital, if such transaction or transactions were to occur. If such sales occur up to 60 days from the date of the Side Letter, Cato BioVentures has agreed to sell its shares at a price per share of $0.882, and if after 60 days, at a price to be determined by the parties. The Company has agreed to reimburse Cato BioVentures for its reasonable legal fees associated with any third-party sales pursuant to the Side Letter. The Company is under no obligation to engage in any future equity financing and is not currently engaged in any general solicitation for additional capital.

     The foregoing description of the Side Letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the Side Letter, which is included as Exhibit 10.7 to this current report and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets
     On September 14, 2007, pursuant to the terms of the Merger Agreement, Echo merged with and into Acquisition Co. with the surviving wholly-owned subsidiary of the Company being named “Echo Therapeutics, Inc.” The information set forth in Item 1.01 (Agreement and Plan of Merger and Reorganization) is incorporated by reference into this Item 2.01.
     On September 14, 2007, pursuant to the terms of the Asset Purchase Agreement, the Company acquired certain assets of DPLLC. The information set forth in Item 1.01 (Asset Purchase Agreement) is incorporated by reference into this Item 2.01.
Item 3.02. Unregistered Sales of Equity Securities
     The information set forth in Item 1.01 under the headings “Agreement and Plan of Merger and Reorganization” and “Senior Promissory Bridge Notes” is incorporated by reference into this Item 3.02. The Company’s issuance of common stock in connection with the Merger Agreement was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company’s issuance of warrants to purchase shares of common stock to Burnham Hill Partners will be made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act. The issuance and sale of the Notes by the Company was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act.
     On July 25, 2007, the Company agreed to issue Burnham Hill Partners warrants to purchase 60,000 shares of common stock in connection with general financial advisory services to be performed by Burnham Hill Partners. The issuance of the warrants constituted less than 5% of the number of shares of the Company’s common stock outstanding. The warrants are exercisable into shares of the Company’s common stock at a price per share of $1.63. The warrants also provide for a five-year term, weighted-average anti-dilution protection to the holders, allow for cashless exercise, will be non-redeemable and be subject to standard piggyback registration rights. The Company’s issuance of warrants to purchase shares of common stock to Burnham Hill Partners was made in a transaction not involving any public offering pursuant to an exemption from registration under Section 4(2) of the Securities Act.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     In connection with the Merger Agreement and effective as of the effective time of the Merger Agreement, Joseph Amaral, M.D., resigned as a director of the Company. A copy of his resignation letter is included as Exhibit 17.1 to this current report and is incorporated herein by reference. Dr. Amaral will serve as a member of the Company’s Medical Advisory Board. In connection with Dr. Amaral’s service to the Company’s Medical Advisory Board, the Company granted Dr. Amaral options to purchase 25,000 shares of common stock under its 2003 Stock Option and Incentive Plan, as amended, at an exercise price per share of $2.39.
     Pursuant to the terms of the Merger Agreement, Patrick Mooney and Shawn Singh (the “Appointees”) were appointed to the board of directors of the Company effective as of the effective time of the Merger Agreement. The Appointees have not yet been appointed to serve on any committee of the board of directors.
     Additionally, in connection with the Merger Agreement and effective as of the effective time of the Merger Agreement, the Company appointed Dr. Mooney as Chief Executive Officer, Mr. Singh as President (Interim) and Harry G. Mitchell as Chief Operating Officer and Chief Financial Officer.
     Employment Agreements
     In connection with the Merger Agreement, the Company entered into an employment agreement with each of Patrick Mooney, Shawn Singh, and Harry G. Mitchell (each an “Employee” and together, the “Employees”), dated as of September 14, 2007 (together, the “Employment Agreements”). The Employment Agreements became effective as of the effective time of the Merger Agreement.
     Patrick Mooney previously served as President, Chief Executive Officer and Director of Echo since September 2006. Prior to joining Echo, Dr. Mooney was President, Chief Executive Officer and Chairman of Aphton Corporation (Nasdaq: APHT) between January 2004 and November 2006. From August 2001 until April 2003, Dr. Mooney served as Vice President, Senior Biotechnology Analyst for Thomas Weisel Partners, LLC, a full services investment firm. Dr. Mooney graduated from the Jefferson Medical College of Thomas Jefferson University and trained as a surgical resident at Thomas Jefferson University Hospital.
     Pursuant to the Company’s employment agreement with Dr. Mooney, he will serve as the Chief Executive Officer of the Company at an annual salary of $300,000 and an initial bonus of $145,000. He is eligible to receive performance bonuses, which are determined in the sole discretion of the board of directors. Additionally, the Company granted him non-qualified stock options to purchase 500,000 shares of the Company’s common stock at an exercise price per share of $2.39. One-third of the options vested upon the employment agreement becoming effective and one-third of the options will vest on each of the first and second anniversaries of the effective date of his employment agreement.
     Shawn Singh served as President and Director of Echo since November 2004 and as its Chairman of the Board since September 2006. Mr. Singh also serves as Chief Operating Officer and a Principal of Cato BioVentures and Chief Business Officer of Cato Research (roles in which he has served since 2001), and since 2004, as Chief Executive Officer of Hemodynamic Therapeutics, a majority-owned subsidiary of Cato BioVentures. Mr. Singh has served as director of VistaGen Therapeutics since 2000, and following VistGen’s acquisition of Artemis Neurosciences (of which Mr. Singh was President at the time of the acquisition) in 2003, as its Chief Operating Officer (part-time). From 1993 until 2000, Mr. Singh served as Chief Business

Officer of SciClone Pharmaceuticals (Nasdaq: SCLN). Mr. Singh also served as Managing Director of Start-Up Law and as a corporate finance associate with Morrison & Foerster LLP.
     Pursuant to his employment agreement, Mr. Singh will serve as the President (part-time and interim) of the Company at an annual salary of $135,000 and an initial bonus of $115,000. He is eligible to receive performance bonuses, which are determined in the sole discretion of the board of directors. Additionally, the Company granted him non-qualified options to purchase 500,000 shares of the Company’s common stock at an exercise price per share of $2.39. One-third of the options vested upon the employment agreement becoming effective and one-third of the options will vest on each of the first and second anniversaries of the effective date of his employment agreement.
     Harry G. Mitchell served as the Company’s Interim Chief Financial Officer from June 2006 until September 2006, at which time he was appointed the Company’s full-time Vice President of Finance, Chief Financial Officer and Treasurer. In December of 2006, Mr. Mitchell was appointed Chief Financial Officer on a part-time consulting basis and in January of 2007, Mr. Mitchell was also appointed Interim Chief Executive Officer on a part-time consulting basis. As of January 16, 2007, Mr. Mitchell was hired as an employee by the Company as the Interim Chief Executive Officer, Chief Financial Officer and Treasurer of the Company. From 2004 until June 2006, Mr. Mitchell served as President and Chief Executive Officer of MedTech Advances, Inc. and provided financial and other consulting services to several other corporations. From 1999 to 2004, Mr. Mitchell was Senior Vice President, Chief Financial Officer and Treasurer of Boston Medical Technologies, Inc.
     Pursuant to his employment agreement, Mr. Mitchell will serve as Chief Operating Officer and Chief Financial Officer of the Company at an annual salary of $250,000. He is eligible to receive performance bonuses, which are provided in the sole discretion of the board of directors. The Company granted him non-qualified options to purchase 250,000 shares of the Company’s common stock at an exercise price per share of $2.39. One-third of the options vested upon the employment agreement becoming effective, and one-third of the options will vest on each of the first and second anniversaries of the effective date of his employment agreement.
     The Employment Agreements have initial two year terms commencing as of the effective time of the Merger Agreement and are automatically extended for one year unless a party gives 90 days notice prior to the expiration of the term. The Employees are subject to standard confidentiality provisions. Upon the death or disability of an Employee or termination of the Employee for cause, the Company is obligated to pay amounts accrued as of the date of death or disability or termination for cause. If the Employee is terminated without cause or the Employee terminates for good reason, the Company must pay all amounts accrued under the agreement, basic compensation and a lump sum cash payment equal to a bonus amount based on the average of the performance bonuses paid to the Employee with respect to the Company’s two most recent fiscal years. In addition, all outstanding stock grants will immediately vest. If a change in control of the Company occurs and the Employee is terminated for any reason other than for cause or death or disability, the Company must pay the Employee an amount equal to two times base salary and bonus amount. Except for termination for Cause, in the event the Employee is terminated for any reason, the Employee is entitled to medical benefits coverage for him, his spouse and dependents for 12 months following termination.

     The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreements, which are included as Exhibits 10.4, 10.5 and 10.6 to this current report and are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(a)-(b) Financial Statements of the Business Acquired and Pro Forma Financial Information will be filed with an amendment to this Form 8-K within 71 days after the date that this initial report on Form 8-K must be filed.
(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization by and among Sontra Medical Corporation, Durham Pharmaceuticals Ltd. (d/b/a Echo Therapeutics, Inc.) and Durham Pharmaceuticals Acquisition Co. dated as of September 14, 2007 (filed herewith*).

2.2	Asset Purchase Agreement by and between Sontra Medical Corporation and DP Pharmaceuticals, LLC dated as of September 14, 2007 (filed herewith*).

10.1	Strategic Master Services Agreement by and between Sontra Medical Corporation and Cato Research Ltd. dated as of September 14, 2007.

10.2	Strategic Deferred Payment Agreement by and between Sontra Medical Corporation and Cato Research Ltd. dated as of September 14, 2007.

10.3	Form of Senior Promissory Bridge Note.

10.4	Employment Agreement by and between Sontra Medical Corporation and Patrick Mooney dated as of September 14, 2007.

10.5	Employment Agreement by and between Sontra Medical Corporation and Shawn Singh dated as of September 14, 2007.

10.6	Employment Agreement by and between Sontra Medical Corporation and Harry G. Mitchell dated as of September 14, 2007.

10.7	Side Letter from Cato Holding Company (d/b/a Cato BioVentures) to Sontra Medical Corporation dated September 14, 2007.

Exhibit No.	Description

10.8	Engagement letter between Burnham Hill Partners, a division of Pali Capital, and the Company dated September 14, 2007.

17.1	Director resignation letter from Joseph Amaral, M.D. dated September 14, 2007.

99.1	Press Release dated September 17, 2007.

*	Pursuant to Item 601(b)(2) schedules and attachments have been omitted but will be provided to the Commission upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SONTRA MEDICAL CORPORATION
Dated: September 20, 2007	By:	/s/ Harry G. Mitchell
Harry G. Mitchell
Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization by and among Sontra Medical Corporation, Durham Pharmaceuticals Ltd. (d/b/a Echo Therapeutics, Inc.) and Durham Pharmaceuticals Acquisition Co. dated as of September 14, 2007 (filed herewith*).

2.2	Asset Purchase Agreement by and between Sontra Medical Corporation and DP Pharmaceuticals, LLC dated as of September 14, 2007 (filed herewith*).

10.1	Strategic Master Services Agreement by and between Sontra Medical Corporation and Cato Research Ltd. dated as of September 14, 2007.

10.2	Strategic Deferred Payment Agreement by and between Sontra Medical Corporation and Cato Research Ltd. dated as of September 14, 2007.

10.3	Form of Senior Promissory Bridge Note.

10.4	Employment Agreement by and between Sontra Medical Corporation and Patrick Mooney dated as of September 14, 2007.

10.5	Employment Agreement by and between Sontra Medical Corporation and Shawn Singh dated as of September 14, 2007.

10.6	Employment Agreement by and between Sontra Medical Corporation and Harry G. Mitchell dated as of September 14, 2007.

10.7	Side Letter from Cato Holding Company (d/b/a Cato BioVentures) to Sontra Medical Corporation dated September 14, 2007.

10.8	Engagement letter between Burnham Hill Partners, a division of Pali Capital, and the Company dated September 14, 2007.

17.1	Director resignation letter from Joseph Amaral, M.D. dated September 14, 2007.

99.1	Press Release dated September 17, 2007.

*	Pursuant to Item 601(b)(2) schedules and attachments have been omitted but will be provided to the Commission upon request.